UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 26, 2016
SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of SunTrust Banks, Inc. was held on April 26, 2016. Represented at the meeting were 442,604,565 shares of 506,301,747 eligible shares (87.42%). At the meeting, the shareholders of SunTrust took the following actions, and cast the following votes:
1. Shareholders elected the following persons as directors of SunTrust:

	For	Against	Abstain	Non-votes
Dallas S. Clement	392,897,837	1,367,091	500,476	47,839,160
Paul R. Garcia	393,124,809	1,157,003	483,594	47,839,160
M. Douglas Ivester	389,659,513	4,688,747	417,146	47,839,160
Kyle Prechtl Legg	392,878,229	1,385,848	501,328	47,839,160
Donna S. Morea	393,194,074	1,083,353	487,978	47,839,160
David M. Ratcliffe	393,146,543	1,127,615	491,248	47,839,160
William H. Rogers, Jr.	383,846,624	8,701,656	2,217,126	47,839,160
Frank P. Scruggs, Jr.	393,029,505	1,238,035	497,866	47,839,160
Bruce L. Tanner	392,876,292	1,381,450	507,664	47,839,160
Thomas R. Watjen	392,389,705	1,717,954	667,746	47,839,160
Dr. Phail Wynn, Jr.	388,442,130	5,625,228	698,048	47,839,160
2. Shareholders approved (97.68% of the votes cast) the non-binding advisory vote ("say-on-pay") resolution regarding the compensation of the Company's executives as described in the Summary Compensation Table as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion.

	For	Against	Abstain	Non-votes
Say-on-Pay	385,597,241	8,095,172	1,072,992	47,839,160
3. Shareholders ratified (98.78% of the votes cast) the appointment of Ernst & Young LLP as independent auditors of SunTrust for 2016.

	For	Against	Abstain	Non-votes
Ratification of Auditor	437,203,356	4,302,189	1,099,019	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: April 26, 2016.	By: /s/ David A. Wisniewski
David A. Wisniewski,
Senior Vice President, Deputy General
Counsel and Assistant Corporate Secretary